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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT - JANUARY 18, 2000
               (DATE OF EARLIEST EVENT REPORTED: JANUARY 17, 2000)


                             THE COASTAL CORPORATION
             (Exact name of registrant as specified in its charter)


DELAWARE                               001-71761          74-1734212
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
of incorporation)                                         Identification Number)


COASTAL TOWER, NINE GREENWAY PLAZA, HOUSTON, TEXAS        77046-0995
(Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (713) 877-1400
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ITEM 5.   OTHER EVENTS.

               On January 17, 2000, The Coastal Corporation ("Coastal") entered into an Agreement and Plan of Merger ("Merger Agreement") with El Paso Energy Corporation ("El Paso") and El Paso Merger Company, a wholly owned subsidiary of El Paso ("Merger Sub"), providing for the merger (the "Merger") of Merger Sub with and into Coastal. As a result of the Merger, Coastal will become a wholly-owned subsidiary of El Paso. The total value of the transaction is approximately $16 billion, including $6 billion of assumed debt and preferred equity, and is expected to be accounted for as a pooling of interests. It is expected that the Merger will be consummated during the fourth quarter of 2000.

               In the Merger, (i) each outstanding share of common stock and class A common stock of Coastal will be converted into the right to receive 1.230 shares of common stock of El Paso, (ii) each share of $1.19 cumulative convertible preferred stock, series A and $1.83 cumulative convertible preferred stock, series B of Coastal will be converted into the right to receive 9.133 shares of common stock of El Paso, and (iii) each share of $5.00 cumulative convertible preferred stock, series C, of Coastal will be converted into the right to receive 17.980 shares of common stock of El Paso.

               Under the Merger Agreement, the combined company will be headquartered in Houston, Texas. Ronald L. Kuehn, Jr., currently Chairman of El Paso, will remain in that position until December 31, 2000. At that time, William A. Wise, currently El Paso's President and Chief Executive Officer, will assume the position of Chairman in addition to continuing as President and Chief Executive Officer of the combined company. David A. Arledge, currently Coastal's Chairman, President and Chief Executive Officer, will become Vice-Chairman and will oversee the non-regulated operations of the combined company. The Board of Directors for the combined company will consist of 12 directors--seven of whom will be designated by El Paso and five of whom will be designated by Coastal.

               In connection with the execution of the Merger Agreement, El Paso and Coastal entered into cross stock option agreements pursuant to which each granted the other an option, exercisable in certain circumstances described therein, to purchase a number of shares of the grantor's common stock equal to approximately 14.9% of the number of outstanding shares of common stock of the grantor, without giving effect to the shares issuable upon exercise of the option.

               A joint press release announcing the execution of the Merger Agreement was issued on January 18, 2000 and is attached hereto as
          Exhibit 99.1.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.    DESCRIPTION

     99.1 Press Release dated January 18, 2000 (incorporated by reference to Exhibit 99.1 of Form 8-K filed by the El Paso Energy Corporation on January 18, 2000).


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2000                  THE COASTAL CORPORATION


                                        By:  /s/ Austin M. O'Toole
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                                             Name:  Austin M. O'Toole
                                             Title: Senior Vice President and
                                                    Secretary


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                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

   99.1 Press Release dated January 18, 2000 (incorporated by reference to Exhibit 99.1 of Form 8-K filed by the El Paso Energy Corporation on January 18, 2000).


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